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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1995 Equity Incentive Plan and the 1995 Nonemployee Director Stock Option Plan of SciClone Pharmaceuticals, Inc., of our report dated January 28, 2000, with respect to the consolidated financial statements and schedule of SciClone Pharmaceuticals, Inc., included in its Annual Report on Form 10-K/A for the year ended December 31, 1999 filed with the Securities and Exchange Commission.



                                                           /s/ ERNST & YOUNG LLP

Palo Alto, California
September 12, 2000